Exhibit 10.19

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment"), dated as of November 11, 2008, is between CONSOLIDATED MORTGAGE, LLC, a Nevada limited liability company ("Borrower") and DESERT CAPITAL TRS, INC., a Delaware corporation (the "Lender").

RECITALS:

A.	Borrower and Lender entered into that certain Loan Agreement dated as of November 21, 2007 (as the same may be amended or otherwise modified from time to time, the "Agreement").
B.	Pursuant to the Agreement, Borrower executed that certain Promissory Note dated as of November 21, 2007, payable to the order of Lender in the original principal amount of $15,500,000.00 (as the same may renewed, extended or otherwise modified from time to time, the "Note").
C.	The payment and performance of the liabilities and obligations of Borrower under the Loan Documents (as defined in the Agreement), including without limitation, the indebtedness evidenced by the Note, are secured by that certain Pledge Agreement dated November 21, 2007 between Sandstone Equity Investors, LLC, a Delaware limited liability company ("Sandstone") (such Pledge Agreement as the same may be amended, supplemented or modified from time to time is hereinafter referred to as the "Pledge Agreement").
D.	Borrower has requested and Lender has agreed, subject to the terms and conditions set forth herein, to modify certain terms of the Agreement.
E.	Borrower and Lender now desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.   Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

Section 2.01 Amendment to Section 8.  Effective as of the date hereof, Section 8 of the Agreement is hereby amended and restated to read in its entirety as follows:

8.
Financial Covenants.  Until the Note and all other obligations and liabilities of Borrower and Buyer under this Loan Agreement, the other Loan Documents and the Purchase Agreement are indefeasibly paid and finally satisfied in full, Borrower will maintain the following financial covenants:

(a)	Net Worth. Borrower will maintain, at all times, its total assets (as adjusted by adding back all non-cash charges) less its total liabilities in an amount not less than $2,500,000.
(b)	Fixed Charge Coverage Ratio. Borrower will maintain as of the end of each fiscal year commencing December 31, 2008, a ratio of (a) net income after taxes plus depreciation, amortization, other non-cash expenses, interest expense, lease expense and installment payments made pursuant to Section 2.2(b) of the Purchase Agreement for the 12 month period ending with such fiscal year, less any Distributions during such 12 month period, to (b) interest expense, lease expense, installment payments made pursuant to Section 2.2(b) of the Purchase Agreement, current maturities of long-term debt and current maturities of long-term leases for such 12 month period, of not less than 1.0 to 1.0.
(c)	Cash Balance. Borrower will maintain an unrestricted available cash balance in an amount not less than $250,000 as of the end of each calendar quarter.

ARTICLE III

Conditions Precedent

Section 3.01 Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Lender:
(i) Note. The Modification of Note Agreement executed by Borrower in substantially the form of Annex 1 hereto; and
(ii) Additional Information. Lender shall have received such additional documents, instruments and information as Lender or its legal counsel, Locke Lord Bissell & Liddell LLP may request; and
(b)	The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;
(c)	After giving effect to this Amendment and the Modification of Note Agreement, no default or Event of Default shall be continuing; and
(d)	All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Locke Lord Bissell & Liddell LLP.

ARTICLE IV

Ratifications, Representations and Warranties

Section 4.01 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  The Borrower further acknowledges and agrees that the indebtedness evidenced by the Note constitutes a portion of the Indebtedness, and is secured by and shall continue to be secured by the Collateral.

Section 4.02 Representations and Warranties.  Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate the limited liability agreement of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

Section 5.01 Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

Section 5.02 Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.03 Expenses of Lender.  As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of Lender's legal counsel.

Section 5.04 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.05 APPLICABLE LAW.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

Section 5.06 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 5.07 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.08 Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or Sandstone shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.09 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10 ENTIRE AGREEMENT.  THIS AMENDMENT, THE AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT, THE PURCHASE AGREEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

BORROWER:

CONSOLIDATED MORTGAGE, LLC

By: /s/Todd B. Parriott
Todd B. Parriott
President

LENDER:

DESERT CAPITAL TRS, INC.

By: /s/Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer

        By execution hereof, Sandstone Equity Investors, LLC, a Delaware limited liability company (“Sandstone”) hereby consents and agrees to this First Amendment to Loan Agreement and agrees that the Pledge Agreement dated November 21, 2007 to which it is a party, is in full force and effect and shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Sandstone enforceable against Sandstone in accordance with its terms.  Sandstone further acknowledges and agrees that the term “Indebtedness” as defined in the Pledge Agreement includes, without limitation, the indebtedness, liabilities and obligations of Maker to Payee evidenced by the Note, as modified pursuant to the Modification of Note Agreement dated of even date herewith.

                                    SANDSTONE EQUITY INVESTORS, LLC

     By: /s/Todd B. Parriott
    Todd B. Parriott
    President